   As filed with the Securities and Exchange Commission on April 14, 1997
                                             Registration No. 333-____________

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            -----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            -----------------------

                             UNISON SOFTWARE, INC.
            (Exact name of registrant as specified in its charter)

      Delaware                                    94-2696878
(State of incorporation)                  (I.R.S. Employer Identification No.)

                           5101 Patrick Henry Drive
                         Santa Clara, California 95054
         (Address, including zip code, of principal executive offices)

                            -----------------------

                            1995 STOCK OPTION PLAN
                       EXECUTIVE STOCK OPTION AGREEMENT
                           (Full Title of the Plans)

                            -----------------------

                              RICHARD J. ARMITAGE
                            Chief Financial Officer
                             UNISON SOFTWARE, INC.
                           5101 Patrick Henry Drive
                        Santa Clara, California  95054
                    (Name and address of agent for service)

                                (408) 988-2800
         (Telephone number, including area code, of agent for service)

                            -----------------------

                                  Copies to:
                           HERBERT P. FOCKLER, ESQ.
                      WILSON, SONSINI, GOODRICH & ROSATI
                           Professional Corporation
                              650 Page Mill Road
                          Palo Alto, California 94304


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


                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
  Title of            Amount           Proposed            Proposed          Amount of
Securities to         to be         Maximum Offering    Maximum Aggregate  Registration
be Registered       Registered(1)   Price Per Share(2)  Offering Price(2)      Fee
----------------------------------------------------------------------------------------
Common Stock,
$.001 par value     1,442,640          $6.22         $8,966,886.875     $2,717.24
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------



(1) Pursuant to Rule 429 of the Securities Act of 1933, as amended (the "Securities Act"), the prospectus delivered to participants under the registrant's 1995 Stock Option Plan (the "Plan") also relates to 450,000 shares (giving effect to a 3-for-2 stock split effective January 2, 1997) initially registered under registration statement on Form S-8 No. 33-80903.

(2) The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and, in part, pursuant to Rule 457(c) under the Securities Act. With respect to (i) 391,750 shares which are subject to outstanding options to purchase Common Stock under the Plan as of March 24, 1997 and (ii) 242,640 shares which are subject to outstanding options to purchase Common Stock under an Executive Stock Option Agreement, as amended (the "Agreement"), the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h), under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 391,750 shares subject to outstanding options under the Plan is $7.49 and the exercise price of the 242,640 shares subject to outstanding options under the Agreement is $6.75. With respect to 808,250 shares of Common Stock available for future grant under the Plan as of March 24, 1997, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) under which Rule the per share price was determined by reference to the average of the high and low price reported in the Nasdaq National Market on April 9, 1997, which average was $5.4375. The number referenced above in the table entitled "Proposed Maximum Offering Price per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).

                               PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarters ended August 31, 1996 and November 30, 1996 filed pursuant to Section 13 of the Exchange Act.

     (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Counsel for the Company, Wilson, Sonsini, Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304, has rendered and opinion to the effect that the Common Stock offered hereby will, when issued in accordance with the Company's 1995 Stock Option Plan and the Executive Stock Option Agreement, as amended, be legally and validly issued, fully paid and nonassessable. Jeffrey
D. Saper, a member of Wilson Sonsini Goodrich & Rosati, P.C., is a director of the Company. As of March 25, 1997, Mr. Saper, together with investment partnerships of Wilson Sonsini Goodrich & Rosati, P.C., owns 111,750 shares of the Common Stock of the Company and holds options to purchase an additional 22,500 shares of the Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors, employees and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursements for expenses incurred) arising under the Act. Article VII of the Registrant's Certificate of Incorporation and Article VI of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officer, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law.

     The Registrant has entered into an indemnification agreement with each of its directors and officers and maintains insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.  EXHIBITS.

    Exhibit
    Number

     4.1  1995 Stock Option Plan, as amended.
     4.2* Forms of stock option agreements used under the 1995 Stock Option
          Plan.
     4.3  Executive Stock Option Agreement, as amended.
     5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., as to legality of securities being registered
     23.1 Consent of Counsel (contained in Exhibit 5.1)
     23.2 Consent of Independent Accountants
     24.1 Power of Attorney (See Pages II-4 and II-5)
___________

* Incorporated by reference to exhibits filed with the Registrant's registration statement on Form S-1 (File No. 33-92748), which was declared effective by the Commission on July 20, 1995.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on April 9, 1997.

                                   UNISON SOFTWARE, INC.


                                   By:  /s/ Don H. Lee
                                      --------------------------------------
                                        Don H. Lee, Chief Executive Officer


                          POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Don H. Lee and Richard J. Armitage, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE                   TITLE                            DATE
-------------------     -----------------------         --------------------

 /s/ Don H. Lee            Chief Executive Officer          April 9, 1997
-------------------        and Director (Principal
(Don H. Lee)               Executive Officer)


 /s/ Dominic Gattuso, Jr.  President, Chief Operating       April 9, 1997
-------------------        Officer and Director
(Dominic Gattuso, Jr.)


/s/ Richard J. Armitage    Vice President, Finance,         April 9, 1997
-------------------        Chief Financial Officer and
(Richard J. Armitage)      Treasurer (Principal Financial
                           and Accounting Officer)


/s/ Michael A. Casteel     Executive Vice President,        April 9, 1997
-------------------        Chief Technology Officer,
(Michael A. Casteel)       Secretary and Director


                           Director
-------------------
(Jeffrey D. Saper)


/s/ Donald R. Dixon        Director                         April 9, 1997
-------------------
(Donald R. Dixon)


/s/ Kenneth A. Goldman     Director                         April 9, 1997
-------------------
(Kenneth A. Goldman)

                        UNISON SOFTWARE, INC.

                 REGISTRATION STATEMENT ON FORM S-8

                          INDEX TO EXHIBITS



Exhibit
Number                                  Description
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 4.1           1995 Stock Option Plan, as amended.

 4.2*          Forms of stock option agreements used under the 1995 Stock
                Option Plan.

 4.3           Executive Stock Option Agreement, as amended.

 5.1           Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., as to
                legality of securities being registered.

23.1           Consent of Counsel (contained in Exhibit 5.1).

23.2           Consent of Independent Accountants.

24.1           Power of Attorney (See Pages II-4 and II-5).

-------------------------

* Incorporated by reference to exhibits filed with the Registrant's registration statement on Form S-1 (File No. 33-92748), which was declared effective by the Commission on July 20, 1995.



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